Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2018

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Net Interest Income and Other Financing Income, Adjusted Net Interest Income/Margin FTE Basis, Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, and Return Ratios	9

Statements of Discontinued Operations	12

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios, Adjusted Net Charge-offs and Related Ratios	13
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Business Services, and Home Equity Lines of Credit - Future Principal Payment Resets	16
Early and Late Stage Delinquencies	17
Troubled Debt Restructurings	18

Consolidated Balance Sheets	19

Loans	20

Deposits	22

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	24

Forward-Looking Statements	25

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Earnings Summary
Interest income and other financing income - taxable equivalent	$1,060	$1,043	$1,035	$1,011	$988
Interest expense - taxable equivalent	122	102	97	89	85
Depreciation expense on operating lease assets	16	17	18	18	22
Net interest income and other financing income - taxable equivalent	922	924	920	904	881
Less: Taxable-equivalent adjustment	13	23	23	22	22
Net interest income and other financing income	909	901	897	882	859
Provision (credit) for loan losses	(10)	(44)	76	48	70
Net interest income and other financing income after provision (credit) for loan losses	919	945	821	834	789
Non-interest income	507	516	482	490	474
Non-interest expense	884	920	853	875	843
Income from continuing operations before income taxes	542	541	450	449	420
Income tax expense	128	221	138	133	127
Income from continuing operations	414	320	312	316	293
Income (loss) from discontinued operations before income taxes	—	6	—	—	13
Income tax expense (benefit)	—	(9)	1	—	5
Income (loss) from discontinued operations, net of tax	—	15	(1)	—	8
Net income	$414	$335	$311	$316	$301
Income from continuing operations available to common shareholders	$398	$304	$296	$300	$277
Net income available to common shareholders	$398	$319	$295	$300	$285

Earnings per common share from continuing operations - basic	$0.35	$0.26	$0.25	$0.25	$0.23
Earnings per common share from continuing operations - diluted	0.35	0.26	0.25	0.25	0.23
Earnings per common share - basic	0.35	0.28	0.25	0.25	0.24
Earnings per common share - diluted	0.35	0.27	0.25	0.25	0.23

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$79,822	$79,947	$79,356	$80,127	$79,869
Allowance for loan losses	(840)	(934)	(1,041)	(1,041)	(1,061)
Assets	122,913	124,294	123,271	124,643	124,545
Deposits	96,990	96,889	97,591	98,093	99,424
Long-term borrowings	7,949	8,132	6,102	6,765	6,010
Stockholders' equity	15,866	16,192	16,624	16,893	16,722
Average balances—Consolidated
Loans, net of unearned income	$79,891	$79,523	$79,585	$80,110	$80,178
Assets	123,494	123,834	123,433	123,843	124,810
Deposits	95,428	97,060	96,863	97,489	97,967
Long-term borrowings	9,531	7,409	6,691	6,748	7,462
Stockholders' equity	15,848	16,414	16,784	16,797	16,649

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Selected Ratios and Other Information

As of and for Quarter Ended
3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Return on average assets from continuing operations*	1.32%	0.98%	0.95%	0.98%	0.90%
Return on average common stockholders' equity*	10.75%	8.10%	7.33%	7.53%	7.30%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	16.08%	11.88%	10.62%	10.91%	10.63%
Return on average tangible common stockholders’ equity from continuing operations (non-GAAP)* (1)	16.08%	11.33%	10.61%	10.91%	10.34%
Efficiency ratio from continuing operations	61.9%	63.9%	60.9%	62.8%	62.2%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	60.5%	60.5%	60.8%	62.3%	61.9%
Common book value per share	$13.40	$13.55	$13.57	$13.40	$13.20
Tangible common book value per share (non-GAAP) (1)	$8.98	$9.16	$9.33	$9.28	$9.08
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	8.54%	8.71%	9.18%	9.30%	9.15%
Basel III common equity (2)	$11,206	$11,152	$11,332	$11,613	$11,517
Basel III common equity Tier 1 ratio (2)	11.1%	11.1%	11.3%	11.5%	11.3%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(2)	11.0%	11.0%	11.2%	11.4%	11.2%
Tier 1 capital ratio (2)	11.9%	11.9%	12.1%	12.3%	12.1%
Total risk-based capital ratio (2)	13.7%	13.8%	14.2%	14.3%	14.3%
Leverage ratio (2)	10.1%	10.0%	10.2%	10.4%	10.2%
Effective tax rate (3)	23.6%	40.8%	30.8%	29.5%	30.3%
Allowance for loan losses as a percentage of loans, net of unearned income	1.05%	1.17%	1.31%	1.30%	1.33%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.40	x	1.44	x	1.37	x	1.27x	1.06	x
Net interest margin (FTE)*	3.46%	3.37%	3.36%	3.32%	3.25%
Adjusted net interest margin (FTE) (non-GAAP)* (1)	3.46%	3.39%	3.36%	3.32%	3.25%
Loans, net of unearned income, to total deposits	82.3%	82.5%	81.3%	81.7%	80.3%
Net charge-offs as a percentage of average loans*	0.42%	0.31%	0.38%	0.34%	0.51%
Adjusted net charge-offs as a percentage of average loans (non-GAAP)* (1)	0.40%	0.31%	0.38%	0.34%	0.51%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.75%	0.81%	0.96%	1.03%	1.26%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	0.85%	0.92%	1.06%	1.14%	1.37%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (4)	1.02%	1.13%	1.25%	1.32%	1.57%
Associate headcount—full-time equivalent (5)	20,666	21,014	21,391	21,412	21,401
ATMs	1,919	1,899	1,902	1,899	1,921

Branch Statistics
Full service	1,410	1,406	1,425	1,426	1,455
Drive-through/transaction service only	63	63	64	66	68
Total branch outlets	1,473	1,469	1,489	1,492	1,523

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9, 10, 11, 15 and 24.

(2)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)	The increase in the effective tax rate in fourth quarter 2017 was driven by tax-related charges from continuing operations of $61 million in the fourth quarter associated with tax reform.

(4)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 17 for amounts related to these loans.

(5)	As of 3/31/2018, approximately 680 employees related to discontinued operations have been excluded.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest income, including other financing income on:
Loans, including fees	$851	$827	$827	$801	$773
Debt securities—taxable	154	151	148	150	147
Loans held for sale	3	5	3	4	4
Other earning assets	19	15	13	10	15
Operating lease assets	20	22	21	24	27
Total interest income, including other financing income	1,047	1,020	1,012	989	966
Interest expense on:
Deposits	49	42	42	37	35
Short-term borrowings	1	1	2	2	—
Long-term borrowings	72	59	53	50	50
Total interest expense	122	102	97	89	85
Depreciation expense on operating lease assets	16	17	18	18	22
Total interest expense and depreciation expense on operating lease assets	138	119	115	107	107
Net interest income and other financing income	909	901	897	882	859
Provision (credit) for loan losses	(10)	(44)	76	48	70
Net interest income and other financing income after provision (credit) for loan losses	919	945	821	834	789
Non-interest income:
Service charges on deposit accounts	171	171	175	169	168
Card and ATM fees	104	106	103	104	104
Investment management and trust fee income	58	59	58	57	56
Mortgage income	38	36	32	40	41
Securities gains (losses), net	—	10	8	1	—
Other	136	134	106	119	105
Total non-interest income	507	516	482	490	474
Non-interest expense:
Salaries and employee benefits	495	479	464	470	461
Net occupancy expense	83	82	89	85	83
Furniture and equipment expense	81	80	83	84	79
Other	225	279	217	236	220
Total non-interest expense	884	920	853	875	843
Income from continuing operations before income taxes	542	541	450	449	420
Income tax expense	128	221	138	133	127
Income from continuing operations	414	320	312	316	293
Discontinued operations:
Income (loss) from discontinued operations before income taxes	—	6	—	—	13
Income tax expense (benefit)	—	(9)	1	—	5
Income (loss) from discontinued operations, net of tax	—	15	(1)	—	8
Net income	$414	$335	$311	$316	301
Net income from continuing operations available to common shareholders	$398	$304	$296	$300	277
Net income available to common shareholders	$398	$319	$295	$300	285
Weighted-average shares outstanding—during quarter:
Basic	1,127	1,152	1,182	1,202	1,209
Diluted	1,141	1,164	1,193	1,212	1,224
Actual shares outstanding—end of quarter	1,123	1,134	1,165	1,199	1,205
Earnings per common share from continuing operations:
Basic	$0.35	$0.26	$0.25	$0.25	$0.23
Diluted	$0.35	$0.26	$0.25	$0.25	$0.23
Earnings per common share:
Basic	$0.35	$0.28	$0.25	$0.25	$0.24
Diluted	$0.35	$0.27	$0.25	$0.25	$0.23
Cash dividends declared per common share	$0.09	$0.09	$0.09	$0.07	$0.065
Taxable-equivalent net interest income and other financing income	$922	$924	$921	$904	$881

_________
Notes:
- In the first quarter of 2018, the Company adopted new accounting guidance which resulted in trading account assets and equity securities available for sale being reclassified to other earning assets. All prior period amounts have been revised.
- In the first quarter of 2018, the Company adopted new accounting guidance which required certain components of net periodic pension and postretirement benefit cost to be reclassified from salaries and employee benefits to other expense. The guidance required retrospective application. Therefore, all prior period amounts impacted by this guidance have been revised.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2018			12/31/2017
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	—%	$3	$—	—%
Debt securities:
Taxable	24,588	154	2.52	25,053	151	2.40
Loans held for sale	359	3	3.21	433	5	3.92
Loans, net of unearned income:
Commercial and industrial (1)	36,464	368	4.07	35,689	357	3.96
Commercial real estate mortgage—owner-occupied	6,117	70	4.58	6,208	71	4.48
Commercial real estate construction—owner-occupied	318	4	4.67	335	4	4.51
Commercial investor real estate mortgage	3,883	38	3.92	3,986	37	3.66
Commercial investor real estate construction	1,837	21	4.49	1,938	21	4.11
Residential first mortgage	13,977	135	3.86	13,954	136	3.90
Home equity	10,041	108	4.31	10,206	106	4.16
Indirect—vehicles	3,309	26	3.18	3,400	26	3.12
Indirect—other consumer	1,531	33	8.76	1,400	31	8.97
Consumer credit card	1,257	38	12.33	1,238	37	11.96
Other consumer	1,157	23	8.16	1,169	24	7.93
Total loans, net of unearned income (1)	79,891	864	4.35	79,523	850	4.24
Investment in operating leases, net	472	4	2.82	515	5	3.53
Other earning assets	2,853	19	2.71	3,336	15	1.73
Total earning assets	108,164	1,044	3.88	108,863	1,026	3.74
Allowance for loan losses	(933)			(1,039)
Cash and due from banks	1,951			1,975
Other non-earning assets	14,312			14,035
	$123,494			$123,834
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$8,615	4	0.18	$8,378	2	0.14
Interest-bearing checking	19,935	16	0.32	19,261	11	0.22
Money market	24,601	14	0.24	25,744	13	0.20
Time deposits	6,813	15	0.91	6,935	16	0.88
Total interest-bearing deposits (2)	59,964	49	0.33	60,318	42	0.28
Federal funds purchased and securities sold under agreements to repurchase	103	—	—	35	—	—
Other short-term borrowings	156	1	1.46	388	1	1.19
Long-term borrowings	9,531	72	3.00	7,409	59	3.13
Total interest-bearing liabilities	69,754	122	0.71	68,150	102	0.59
Non-interest-bearing deposits (2)	35,464	—	—	36,742	—	—
Total funding sources	105,218	122	0.46	104,892	102	0.38
Net interest spread			3.17			3.15
Other liabilities	2,428			2,528
Stockholders’ equity	15,848			16,414
	$123,494			$123,834
Net interest income and other financing income/margin FTE basis		$922	3.46%		$924	3.37%
_______
Note - In the first quarter of 2018, the Company adopted new accounting guidance which resulted in trading account assets and equity securities available for sale being reclassified to other earning assets. All prior period amounts have been revised.

(1)
Excluding the impact of the $6 million reduction in leveraged lease interest income resulting from tax reform recorded in the fourth quarter of 2017, the commercial and industrial yield and total loans, net of unearned income yield would have been 4.03% and 4.27%, respectively.

(2)
Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.21% and 0.17% for the quarters ended March 31, 2018 and December 31, 2017.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	9/30/2017			6/30/2017			3/31/2017
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$1	$—	—%	$1	$—	—%
Debt securities:
Taxable	25,039	149	2.34	25,090	150	2.40	24,884	147	2.40
Tax-exempt	—	—	—	—	—	—	1	—	—
Loans held for sale	416	3	3.10	509	4	3.43	541	4	2.99
Loans, net of unearned income:
Commercial and industrial	35,438	357	3.98	35,596	347	3.89	35,330	331	3.78
Commercial real estate mortgage—owner-occupied	6,413	74	4.50	6,562	72	4.37	6,793	70	4.11
Commercial real estate construction—owner-occupied	332	4	4.52	365	4	4.54	346	4	4.46
Commercial investor real estate mortgage	4,065	40	3.82	4,235	37	3.40	4,229	34	3.25
Commercial investor real estate construction	2,010	21	4.05	2,205	21	3.89	2,246	20	3.56
Residential first mortgage	13,808	134	3.89	13,637	131	3.84	13,469	129	3.82
Home equity	10,341	107	4.13	10,475	105	3.98	10,606	101	3.85
Indirect—vehicles	3,562	26	2.87	3,742	29	3.07	3,943	30	3.08
Indirect—other consumer	1,258	28	8.96	1,001	21	8.33	937	19	8.05
Consumer credit card	1,200	37	12.18	1,164	34	11.87	1,166	34	11.64
Other consumer	1,158	22	8.00	1,128	22	7.95	1,113	23	8.25
Total loans, net of unearned income	79,585	850	4.23	80,110	823	4.10	80,178	795	3.98
Investment in operating leases, net	586	3	2.84	631	6	2.88	679	5	3.24
Other earning assets	3,146	13	1.60	2,861	10	1.47	3,756	15	1.59
Total earning assets	108,772	1,018	3.72	109,202	993	3.63	110,040	966	3.53
Allowance for loan losses	(1,048)			(1,069)			(1,092)
Cash and due from banks	1,867			1,856			1,899
Other non-earning assets	13,842			13,854			13,963
	$123,433			$123,843			$124,810
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$8,346	3	0.15	$8,359	4	0.15	$8,050	3	0.17
Interest-bearing checking	18,741	11	0.22	19,272	8	0.19	19,915	8	0.15
Money market	26,325	13	0.19	26,712	10	0.15	27,226	9	0.14
Time deposits	6,929	15	0.88	7,005	15	0.87	7,148	15	0.83
Total interest-bearing deposits (1)	60,341	42	0.28	61,348	37	0.24	62,339	35	0.22
Other short-term borrowings	655	2	1.19	422	2	0.99	289	—	—
Long-term borrowings	6,691	53	3.14	6,748	50	2.97	7,462	50	2.68
Total interest-bearing liabilities	67,687	97	0.57	68,518	89	0.52	70,090	85	0.49
Non-interest-bearing deposits (1)	36,522	—	—	36,141	—	—	35,628	—	—
Total funding sources	104,209	97	0.37	104,659	89	0.34	105,718	85	0.32
Net interest spread			3.15			3.11			3.04
Other liabilities	2,440			2,387			2,443
Stockholders’ equity	16,784			16,797			16,649
	$123,433			$123,843			$124,810
Net interest income and other financing income/margin FTE basis		$921	3.36%		$904	3.32%		$881	3.25%
_______
Note - In the first quarter of 2018, the Company adopted new accounting guidance, which resulted in trading account assets and equity securities available for sale being reclassified to other earning assets. All prior period amounts have been revised.

(1)
Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.17% for quarter ended September 30, 2017, 0.15% for quarter ended June 30, 2017 and 0.14% for quarter ended March 31, 2017.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Net income from continuing operations available to common shareholders (GAAP)	$398	$304	$296	$300	$277	$94	30.9%	$121	43.7%
Preferred dividends (GAAP)	16	16	16	16	16	—	—%	—	—%
Income tax expense (GAAP)	128	221	138	133	127	(93)	(42.1)%	1	0.8%
Income from continuing operations before income taxes (GAAP)	542	541	450	449	420	1	0.2%	122	29.0%
Provision (credit) for loan losses (GAAP)	(10)	(44)	76	48	70	34	(77.3)%	(80)	(114.3)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	532	497	526	497	490	35	7.0%	42	8.6%
Other adjustments:
Gain on sale of affordable housing residential mortgage loans (1)	—	—	—	(5)	—	—	NM	—	NM
Securities (gains) losses, net	—	(10)	(8)	(1)	—	10	(100.0)%	—	NM
Leveraged lease termination gains	(4)	—	(1)	—	—	(4)	NM	(4)	NM
Reduction in leveraged lease interest income resulting from tax reform	—	6	—	—	—	(6)	(100.0)%	—	NM
Salaries and employee benefits—severance charges	15	2	1	3	4	13	NM	11	275.0%
Branch consolidation, property and equipment charges	3	9	5	7	1	(6)	(66.7)%	2	200.0%
Contribution to Regions' charitable foundation associated with tax reform	—	40	—	—	—	(40)	(100.0)%	—	NM
Expenses associated with residential mortgage sale	4	—	—	—	—	4	NM	4	NM
Total other adjustments	18	47	(3)	4	5	(29)	(61.7)%	13	260.0%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$550	$544	$523	$501	$495	$6	1.1%	$55	11.1%

NM - Not Meaningful

(1)
In the fourth quarter of 2016, the Company sold affordable housing residential mortgage loans to Freddie Mac. Approximately $91 million were sold with recourse, resulting in a deferred gain of $5 million, which was recognized during the second quarter of 2017.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Non-Interest Income from Continuing Operations

	Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Service charges on deposit accounts	$171	$171	$175	$169	$168	$—	—%	$3	1.8%
Card and ATM fees	104	106	103	104	104	(2)	(1.9)%	—	—%
Investment management and trust fee income	58	59	58	57	56	(1)	(1.7)%	2	3.6%
Capital markets fee income and other (1)	50	56	35	38	32	(6)	(10.7)%	18	56.3%
Mortgage income	38	36	32	40	41	2	5.6%	(3)	(7.3)%
Bank-owned life insurance	17	20	20	22	19	(3)	(15.0)%	(2)	(10.5)%
Commercial credit fee income	17	18	17	18	18	(1)	(5.6)%	(1)	(5.6)%
Investment services fee income	17	14	15	15	16	3	21.4%	1	6.3%
Securities gains (losses), net	—	10	8	1	—	(10)	(100.0)%	—	NM
Market value adjustments on employee benefit assets	(1)	6	3	2	5	(7)	(116.7)%	(6)	(120.0)%
Other	36	20	16	24	15	16	80.0%	21	140.0%
Total non-interest income from continuing operations	$507	$516	$482	$490	$474	$(9)	(1.7)%	$33	7.0%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Production and sales	$23	$23	$28	$27	$26	$—	—%	$(3)	(11.5)%
Loan servicing	23	25	24	24	23	(2)	(8.0)%	—	—%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	22	4	(9)	(7)	4	18	450.0%	18	450.0%
MSRs hedge gain (loss)	(20)	(5)	1	7	(2)	(15)	300.0%	(18)	NM
MSRs change due to payment decay	(10)	(11)	(12)	(11)	(10)	1	(9.1)%	—	—%
MSR and related hedge impact	(8)	(12)	(20)	(11)	(8)	4	(33.3)%	—	—%
Total mortgage income	$38	$36	$32	$40	$41	$2	5.6%	$(3)	(7.3)%

Mortgage production - purchased	$817	$907	$996	$1,155	$819	$(90)	(9.9)%	$(2)	(0.2)%
Mortgage production - refinanced	279	359	315	292	335	(80)	(22.3)%	(56)	(16.7)%
Total mortgage production (2)	$1,096	$1,266	$1,311	$1,447	$1,154	$(170)	(13.4)%	$(58)	(5.0)%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Investment management and trust fee income	$58	$59	$58	$57	$56	$(1)	(1.7)%	$2	3.6%
Investment services fee income	17	14	15	15	16	3	21.4%	1	6.3%
Other (3)	2	5	3	2	2	(3)	(60.0)%	—	—%
Total wealth management non-interest income	$77	$78	$76	$74	$74	$(1)	(1.3)%	$3	4.1%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)	Other presented above includes the portion of service charges on deposit accounts and similar small dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
During the first quarter of 2018 the Company recorded a $6 million adjustment to increase the value of an equity investment based on observable price transactions that occurred during the quarter. The Company also recognized $7 million in net gains associated with the sale of certain low income housing investments during first quarter 2018.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Non-Interest Expense from Continuing Operations

	Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Salaries and employee benefits	$495	$479	$464	$470	$461	$16	3.3%	$34	7.4%
Net occupancy expense	83	82	89	85	83	1	1.2%	—	—%
Furniture and equipment expense	81	80	83	84	79	1	1.3%	2	2.5%
Outside services	47	48	41	43	40	(1)	(2.1)%	7	17.5%
FDIC insurance assessments	24	27	28	26	27	(3)	(11.1)%	(3)	(11.1)%
Professional, legal and regulatory expenses	27	23	21	28	22	4	17.4%	5	22.7%
Marketing	26	23	24	22	24	3	13.0%	2	8.3%
Branch consolidation, property and equipment charges	3	9	5	7	1	(6)	(66.7)%	2	200.0%
Visa class B shares expense	2	11	4	1	3	(9)	(81.8)%	(1)	(33.3)%
Provision (credit) for unfunded credit losses	(4)	(6)	(8)	(3)	1	2	(33.3)%	(5)	(500.0)%
Other	100	144	102	112	102	(44)	(30.6)%	(2)	(2.0)%
Total non-interest expense from continuing operations	$884	$920	$853	$875	$843	$(36)	(3.9)%	$41	4.9%
_________
Note - In the first quarter of 2018, the Company adopted new accounting guidance, which required certain components of net periodic pension and postretirement benefit cost to be reclassified from salaries and employee benefits to other. The guidance required retrospective application. Therefore, all prior period amounts impacted by this guidance have been revised.

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits expense increased in the first quarter of 2018 as compared to the fourth quarter of 2017 primarily due to higher severance charges and a seasonal increase in payroll taxes, partially offset by a decline in headcount.

•
Other non-interest expense decreased in the first quarter of 2018 as compared to the fourth quarter of 2017 due primarily to the $40 million contribution that was made in the fourth quarter to Regions’ charitable foundation as a result of anticipated savings related to tax reform.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Net Interest Income and Other Financing Income, Adjusted Net Interest Income/Margin FTE Basis, Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios - Continuing Operations
The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income (non-GAAP). Net interest income and other financing income on a taxable-equivalent basis (GAAP) is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Non-interest expense (GAAP)	A	$884	$920	$853	$875	$843	$(36)	(3.9)%	$41	4.9%
Adjustments:
Contribution to Regions' charitable foundation associated with tax reform		—	(40)	—	—	—	40	(100.0)%	—	NM
Branch consolidation, property and equipment charges		(3)	(9)	(5)	(7)	(1)	6	(66.7)%	(2)	200.0%
Expenses associated with residential mortgage loan sale		(4)	—	—	—	—	(4)	NM	(4)	NM
Salary and employee benefits—severance charges		(15)	(2)	(1)	(3)	(4)	(13)	NM	(11)	275.0%
Adjusted non-interest expense (non-GAAP)	B	$862	$869	$847	$865	$838	$(7)	(0.8)%	$24	2.9%
Net interest income and other financing income (GAAP)	C	$909	$901	$897	$882	$859	8	0.9%	50	5.8%
Reduction in leveraged lease interest income resulting from tax reform		—	6	—	—	—	(6)	(100.0)%	—	NM
Adjusted net interest income and other financing income (non-GAAP)	D	$909	$907	$897	$882	$859	2	0.2%	50	5.8%
Net interest income and other financing income (GAAP)		$909	$901	$897	$882	$859	$8	0.9%	$50	5.8%
Taxable-equivalent adjustment		13	23	23	22	22	(10)	(43.5)%	(9)	(40.9)%
Net interest income and other financing income, taxable-equivalent basis	E	$922	$924	$920	$904	$881	$(2)	(0.2)%	$41	4.7%
Reduction in leveraged lease interest income resulting from tax reform		—	6	—	—	—	(6)	(100.0)%	—	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	F	$922	$930	$920	$904	$881	$(8)	(0.9)%	$41	4.7%
Net interest margin (GAAP)(1)		3.46%	3.37%	3.36%	3.32%	3.25%
Reduction in leveraged lease interest income resulting from tax reform		—	0.02	—	—	—
Adjusted net interest margin (non-GAAP)		3.46%	3.39%	3.36%	3.32%	3.25%
Non-interest income (GAAP)	G	$507	$516	$482	$490	$474	$(9)	(1.7)%	$33	7.0%
Adjustments:
Securities (gains) losses, net		—	(10)	(8)	(1)	—	10	(100.0)%	—	NM
Leveraged lease termination gains		(4)	—	(1)	—	—	(4)	NM	(4)	NM
Gain on sale of affordable housing residential mortgage loans (2)		—	—	—	(5)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	H	$503	$506	$473	$484	$474	$(3)	(0.6)%	$29	6.1%
Total revenue	C+G=I	$1,416	$1,417	$1,379	$1,372	$1,333	$(1)	(0.1)%	$83	6.2%
Adjusted total revenue (non-GAAP)	D+H=J	$1,412	$1,413	$1,370	$1,366	$1,333	$(1)	(0.1)%	$79	5.9%
Total revenue, taxable-equivalent basis	E+G=K	$1,429	$1,440	$1,402	$1,394	$1,355	$(11)	(0.8)%	$74	5.5%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	F+H=L	$1,425	$1,436	$1,393	$1,388	$1,355	$(11)	(0.8)%	$70	5.2%
Operating leverage ratio (GAAP)	K-A									0.6%
Adjusted operating leverage ratio (non-GAAP)	L-B									2.3%
Efficiency ratio (GAAP)	A/K	61.9%	63.9%	60.9%	62.8%	62.2%
Adjusted efficiency ratio (non-GAAP)	B/L	60.5%	60.5%	60.8%	62.3%	61.9%
Fee income ratio (GAAP)	G/K	35.5%	35.9%	34.3%	35.2%	35.0%
Adjusted fee income ratio (non-GAAP)	H/L	35.3%	35.3%	33.9%	34.9%	35.0%
________
NM - Not Meaningful

(1)	See computation of net interest margin on page 4.

(2)	See page 6 for additional information regarding this adjustment.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Net Interest Income and Other Financing Income, Adjusted Net Interest Income/Margin FTE Basis, Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios - Continuing Operations (continued)
The table below is presented on a continuing operations basis which excludes the results of Regions Insurance Group, Inc. and related affiliates and Morgan Keegan and Company, Inc. and related affiliates. See page 12 for further information on discontinued operations.

		Year Ended December 31
($ amounts in millions)		2017	2016	2017 vs. 2016
Non-interest expense (GAAP)	M	$3,491	$3,483	$8	0.2%
Adjustments:
Contribution to Regions' charitable foundation associated with tax reform		(40)	—	(40)	NM
Professional, legal and regulatory expenses (1)		—	(3)	3	(100.0)%
Branch consolidation, property and equipment charges		(22)	(58)	36	(62.1)%
Loss on early extinguishment of debt		—	(14)	14	(100.0)%
Salary and employee benefits—severance charges		(10)	(21)	11	(52.4)%
Adjusted non-interest expense (non-GAAP)	N	$3,419	$3,387	$32	0.9%
Net interest income and other financing income (GAAP)	O	$3,539	$3,397	$142	4.2%
Reduction in leveraged lease interest income resulting from tax reform		6	—	6	NM
Adjusted net interest income and other financing income (non-GAAP)	P	3,545	3,397	$148	4.4%
Net interest income and other financing income (GAAP)		3,539	3,397	$142	4.2%
Taxable-equivalent adjustment		90	84	6	7.1%
Net interest income and other financing income, taxable-equivalent basis	Q	$3,629	$3,481	$148	4.3%
Reduction in leveraged lease interest income resulting from tax reform		6	—	6	NM
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	R	$3,635	$3,481	$154	4.4%
Non-interest income (GAAP)	S	$1,962	$2,011	$(49)	(2.4)%
Adjustments:
Securities (gains) losses, net		(19)	(6)	(13)	216.7%
Insurance proceeds (2)		—	(50)	50	(100.0)%
Leveraged lease termination gains		(1)	(8)	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans (3)		(5)	(5)	—	—%
Adjusted non-interest income (non-GAAP)	T	$1,937	$1,942	$(5)	(0.3)%
Total revenue	O+S=U	$5,501	$5,408	$93	1.7%
Adjusted total revenue (non-GAAP)	P+T=V	$5,482	$5,339	$143	2.7%
Total revenue, taxable-equivalent basis	Q+S=W	$5,591	$5,492	$99	1.8%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	R+T=X	$5,572	$5,423	$149	2.7%
Operating leverage ratio (GAAP) (4)	W-M				1.6%
Adjusted operating leverage ratio (non-GAAP) (4)	X-N				1.8%
Efficiency ratio (GAAP)	M/W	62.4%	63.4%
Adjusted efficiency ratio (non-GAAP)	N/X	61.4%	62.5%
Fee income ratio (GAAP)	S/W	35.1%	36.6%
Adjusted fee income ratio (non-GAAP)	T/X	34.8%	35.8%
________
NM - Not Meaningful

(1)	Regions recorded $3 million of contingent legal and regulatory accruals during 2016.

(2)	Insurance proceeds recognized in 2016 are related to the previously disclosed settlement with the Department of Housing and Urban Development as well as the 2010 class-action lawsuit.

(3)	See page 6 for additional information regarding these adjustments.

(4)	These ratios have been computed using whole dollar amounts, therefore the ratios may not appear to calculate due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Reconciliation to GAAP Financial Measures

Return Ratios

The tables below provide a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	A	$398	$319	$295	$300	$285
Average stockholders' equity (GAAP)		$15,848	$16,419	$16,790	$16,803	$16,650
Less:
Average intangible assets (GAAP)		5,076	5,086	5,097	5,108	5,119
Average deferred tax liability related to intangibles (GAAP)		(99)	(126)	(155)	(156)	(156)
Average preferred stock (GAAP)		820	820	820	820	820
Average tangible common stockholders' equity (non-GAAP)	B	$10,051	$10,639	$11,028	$11,031	$10,867
Return on average tangible common stockholders' equity (non-GAAP)*	A/B	16.08%	11.88%	10.62%	10.91%	10.63%

		Quarter Ended
($ amounts in millions)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONTINUING OPERATIONS
Net income from continuing operations available to common shareholders (GAAP)	C	$398	$304	$296	$300	$277
Average stockholders' equity (GAAP)(1)		$15,848	$16,419	$16,790	$16,803	$16,650
Less:
Average intangible assets (GAAP)(1)		5,076	5,086	5,097	5,108	5,119
Average deferred tax liability related to intangibles (GAAP)(1)		(99)	(126)	(155)	(156)	(156)
Average preferred stock (GAAP)(1)		820	820	820	820	820
Average tangible common stockholders' equity (non-GAAP)	D	$10,051	$10,639	$11,028	$11,031	$10,867
Return on average tangible common stockholders' equity (non-GAAP)*	C/D	16.08%	11.33%	10.61%	10.91%	10.34%
_______
*Annualized
(1) Due to the immaterial impact of the discontinued operations, the balance sheet has not been presented on a continuing operations basis.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Statements of Discontinued Operations (unaudited)
On April 4, 2018, Regions entered into a stock purchase agreement to sell Regions Insurance Group, Inc. and related affiliates to BB&T Insurance Holdings. The transaction is expected to generate an after-tax gain of approximately $200 million and close in the third quarter, subject to regulatory approvals and customary closing conditions. The transaction purchase price is not subject to any adjustment that would have a material impact to the consolidated financial statements.
In connection with the agreement, the results of the entities being sold are reported in the Company's consolidated statements of income separately as discontinued operations for all periods presented because the pending sale met all of the criteria for reporting as discontinuing operations at March 31, 2018.
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. The results of the entities sold are reported as discontinued operations.
The following table represents the condensed results of operations for the Regions Insurance Group, Inc. entities being sold as discontinued operations:

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest income	$—	$—	$1	$—	$—
Interest expense	—	—	—	—	—
Net interest income	—	—	1	—	—
Non-interest income:
Securities gains (losses), net	—	3	—	—	—
Insurance commissions and fees	34	36	33	35	36
Other	—	1	1	1	—
Total non-interest income	34	40	34	36	36
Non-interest expense:
Salaries and employee benefits	24	23	24	25	24
Net occupancy expense	1	1	2	1	2
Furniture and equipment expense	1	1	1	1	1
Other	7	8	7	8	7
Total non-interest expense	33	33	34	35	34
Income (loss) from discontinued operations before income tax	1	7	1	1	2
Income tax expense (benefit)	—	(7)	1	—	1
Income (loss) from discontinued operations, net of tax	$1	$14	$—	$1	$1

The following table represents the condensed results of operations for both the Regions Insurance Group, Inc entities being sold and Morgan Keegan and Company, Inc. and related affiliates as discontinued operations:

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Income (loss) from discontinued operations before income tax	$—	$6	$—	$—	$13
Income tax expense (benefit)	—	(9)	1	—	5
Income (loss) from discontinued operations, net of tax	$—	$15	$(1)	$—	$8
Weighted-average shares outstanding—during quarter (1):
Basic	1,127	1,152	1,182	1,202	1,209
Diluted	1,141	1,164	1,182	1,212	1,224
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$0.01	$(0.00)	$0.00	$0.00
Diluted	$0.00	$0.01	$(0.00)	$0.00	$0.00

________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Components:
Allowance for loan losses (ALL)	$840	$934	$1,041	$1,041	$1,061
Reserve for unfunded credit commitments	49	53	59	67	70
Allowance for credit losses (ACL)	$889	$987	$1,100	$1,108	$1,131

Provision (credit) for loan losses	$(10)	$(44)	$76	$48	$70
Provision (credit) for unfunded credit losses	(4)	(6)	(8)	(3)	1

Loans charged-off:
Commercial and industrial	$25	$35	$41	$36	$47
Commercial real estate mortgage—owner-occupied	5	2	2	2	11
Total commercial	30	37	43	38	58
Commercial investor real estate mortgage	8	—	—	1	1
Commercial investor real estate construction	—	—	—	—	—
Total investor real estate	8	—	—	1	1
Residential first mortgage	8	2	3	3	3
Home equity—lines of credit	5	7	7	8	7
Home equity—closed-end	1	2	1	1	2
Indirect—vehicles	12	11	12	11	15
Indirect—other consumer	12	12	9	5	6
Consumer credit card	16	14	13	14	13
Other consumer	20	20	18	18	19
Total consumer	74	68	63	60	65
Total	112	105	106	99	124

Recoveries of loans previously charged-off:
Commercial and industrial	8	11	9	8	5
Commercial real estate mortgage—owner-occupied	2	3	2	3	1
Total commercial	10	14	11	11	6
Commercial investor real estate mortgage	2	13	2	4	2
Commercial investor real estate construction	—	—	1	1	—
Total investor real estate	2	13	3	5	2
Residential first mortgage	1	1	1	1	1
Home equity—lines of credit	3	5	4	4	4
Home equity—closed-end	1	1	1	1	1
Indirect—vehicles	5	4	4	5	5
Indirect—other consumer	—	1	1	—	—
Consumer credit card	2	1	2	2	1
Other consumer	4	2	3	2	4
Total consumer	16	15	16	15	16
Total	28	42	30	31	24

Net loans charged-off:
Commercial and industrial	17	24	32	28	42
Commercial real estate mortgage—owner-occupied	3	(1)	—	(1)	10
Total commercial	20	23	32	27	52
Commercial investor real estate mortgage	6	(13)	(2)	(3)	(1)
Commercial investor real estate construction	—	—	(1)	(1)	—
Total investor real estate	6	(13)	(3)	(4)	(1)
Residential first mortgage	7	1	2	2	2
Home equity—lines of credit	2	2	3	4	3
Home equity—closed-end	—	1	—	—	1
Indirect—vehicles	7	7	8	6	10
Indirect—other consumer	12	11	8	5	6
Consumer credit card	14	13	11	12	12
Other consumer	16	18	15	16	15
Total consumer	58	53	47	45	49
Total	$84	$63	$76	$68	$100

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.18%	0.27%	0.36%	0.31%	0.48%
Commercial real estate mortgage—owner-occupied	0.20%	(0.06)%	(0.02)%	(0.03)%	0.59%
Total commercial	0.19%	0.22%	0.30%	0.25%	0.49%
Commercial investor real estate mortgage	0.65%	(1.26)%	(0.25)%	(0.30)%	(0.07)%
Commercial investor real estate construction	(0.04)%	(0.16)%	(0.15)%	(0.17)%	(0.02)%
Total investor real estate	0.43%	(0.90)%	(0.22)%	(0.26)%	(0.05)%
Residential first mortgage	0.21%	0.04%	0.05%	0.06%	0.08%
Home equity—lines of credit	0.10%	0.15%	0.15%	0.20%	0.19%
Home equity—closed-end	0.05%	0.01%	0.01%	0.08%	0.10%
Indirect—vehicles	0.83%	0.94%	0.83%	0.71%	1.01%
Indirect—other consumer	2.98%	3.03%	2.64%	2.00%	2.43%
Consumer credit card	4.49%	3.97%	3.92%	4.20%	3.93%
Other consumer	5.86%	5.77%	5.36%	5.39%	5.69%
Total consumer	0.75%	0.66%	0.60%	0.58%	0.64%
Total	0.42%	0.31%	0.38%	0.34%	0.51%
Non-accrual loans, excluding loans held for sale	$601	$650	$760	$823	$1,004
Non-performing loans held for sale	8	17	6	8	8
Non-accrual loans, including loans held for sale	609	667	766	831	1,012
Foreclosed properties	66	73	73	81	81
Non-performing assets (NPAs)	$675	$740	$839	$912	$1,093
Loans past due > 90 days (1)	$138	$167	$151	$146	$164
Accruing restructured loans not included in categories above (2)	$721	$945	$1,014	$1,141	$1,036
Credit Ratios:
ACL/Loans, net	1.11%	1.23%	1.39%	1.38%	1.42%
ALL/Loans, net	1.05%	1.17%	1.31%	1.30%	1.33%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.40x	1.44x	1.37x	1.27x	1.06x
Non-accrual loans, excluding loans held for sale/Loans, net	0.75%	0.81%	0.96%	1.03%	1.26%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	0.85%	0.92%	1.06%	1.14%	1.37%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.02%	1.13%	1.25%	1.32%	1.57%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 17 for amounts related to these loans.

(2)	See page 18 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Credit Quality (continued)

Adjusted Net Charge-offs and Ratios (non-GAAP)
Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the first quarter of 2018, Regions made the strategic decision to sell certain primarily performing troubled debt restructured, as well as, certain non-restructured interest-only residential first mortgage loans. These loans were marked down to fair value through net charge-offs. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended
($ amounts in millions)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Residential first mortgage net charge-offs (GAAP)	A	$7	$1	$2	$2	$2
Less: Net charge-offs associated with TDR sale		5	—	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$2	$1	$2	$2	$2
Total consumer net charge-offs (GAAP)	C	$58	$53	$47	$45	$49
Less: Net charge-offs associated with TDR sale		5	—	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$53	$53	$47	$45	$49
Total net charge-offs (GAAP)	E	$84	$63	$76	$68	$100
Less: Net charge-offs associated with TDR sale		5	—	—	—	—
Adjusted total net charge-offs (non-GAAP)	F	$79	$63	$76	$68	$100
Average residential first mortgage loans (GAAP)	G	$13,977	$13,954	$13,808	$13,637	$13,469
Add: Average balances of residential first mortgage loans sold		90	—	—	—	—
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H	$14,067	$13,954	$13,808	$13,637	$13,469
Average total consumer loans (GAAP)	I	$31,272	$31,367	$31,327	$31,147	$31,234
Add: Average balances of residential first mortgage loans sold		90	—	—	—	—
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J	$31,362	$31,367	$31,327	$31,147	$31,234
Average total loans (GAAP)	K	$79,891	$79,523	$79,585	$80,110	$80,178
Add: Average balances of residential first mortgage loans sold		90	—	—	—	—
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L	$79,981	$79,523	$79,585	$80,110	$80,178
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.21%	0.04%	0.05%	0.06%	0.08%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.06%	0.04%	0.05%	0.06%	0.08%
Total consumer net charge-off percentage (GAAP)*	C/I	0.75%	0.66%	0.60%	0.58%	0.64%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.69%	0.66%	0.60%	0.58%	0.64%
Total net charge-off percentage (GAAP)*	E/K	0.42%	0.31%	0.38%	0.34%	0.51%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.40%	0.31%	0.38%	0.34%	0.51%

*Annualized

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
Commercial and industrial	$364	0.99%	$404	1.12%	$493	1.39%	$540	1.51%	$666	1.89%
Commercial real estate mortgage—owner-occupied	102	1.69%	118	1.90%	140	2.22%	148	2.30%	186	2.80%
Commercial real estate construction—owner-occupied	5	1.68%	6	1.89%	6	1.79%	3	0.72%	4	1.08%
Total commercial	471	1.09%	528	1.24%	639	1.52%	691	1.63%	856	2.03%
Commercial investor real estate mortgage	14	0.36%	5	0.13%	5	0.12%	12	0.30%	17	0.39%
Commercial investor real estate construction	—	—%	1	0.02%	—	—%	—	—%	—	—%
Total investor real estate	14	0.25%	6	0.10%	5	0.08%	12	0.19%	17	0.26%
Residential first mortgage	47	0.34%	47	0.33%	45	0.32%	46	0.33%	50	0.37%
Home equity	69	0.70%	69	0.68%	70	0.68%	73	0.70%	81	0.77%
Indirect - vehicles	—	—%	—	—%	1	0.02%	1	0.02%	—	—%
Total consumer	116	0.37%	116	0.37%	116	0.37%	120	0.38%	131	0.42%
Total non-accrual loans	$601	0.75%	$650	0.81%	$760	0.96%	$823	1.03%	$1,004	1.26%

Criticized and Classified Loans—Business Services (1)

	As of
						3/31/2018		3/31/2018
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	vs. 12/31/2017		vs. 3/31/2017
Accruing classified	$813	$915	$1,377	$1,415	$1,522	$(102)	(11.1)%	$(709)	(46.6)%
Non-accruing classified	485	534	644	703	873	(49)	(9.2)%	(388)	(44.4)%
Total classified	1,298	1,449	2,021	2,118	2,395	(151)	(10.4)%	(1,097)	(45.8)%

Special mention	925	1,007	941	1,162	1,143	(82)	(8.1)%	(218)	(19.1)%
Total criticized	$2,223	$2,456	$2,962	$3,280	$3,538	$(233)	(9.5)%	$(1,315)	(37.2)%

(1)	Business services represents the combined total of commercial and investor real estate loans.

Home Equity Lines of Credit - Future Principal Payment Resets (2)

	As of 3/31/2018
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2018	$10	0.15%	$15	0.24%	$25
2019	60	0.94%	51	0.81%	111
2020	123	1.94%	98	1.54%	221
2021	147	2.31%	130	2.04%	277
2022	160	2.53%	149	2.34%	309
2023-2027	2,047	32.21%	2,092	32.92%	4,139
2028-2032	733	11.53%	538	8.47%	1,271
Thereafter	1	0.01%	1	0.02%	2
Total	$3,281	51.62%	$3,074	48.38%	$6,355

(2)
The balance of Regions' home equity portfolio was $9,916 million at March 31, 2018 consisting of $6,355 million of home equity lines of credit and $3,561 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
Commercial and industrial	$70	0.19%	$35	0.10%	$46	0.13%	$23	0.06%	$20	0.06%
Commercial real estate mortgage—owner-occupied	28	0.46%	26	0.41%	20	0.31%	31	0.47%	24	0.36%
Commercial real estate construction—owner-occupied	—	—%	—	0.07%	—	0.01%	1	0.18%	—	0.01%
Total commercial	98	0.23%	61	0.14%	66	0.16%	55	0.13%	44	0.10%
Commercial investor real estate mortgage	1	0.02%	2	0.05%	7	0.18%	17	0.42%	11	0.25%
Commercial investor real estate construction	29	1.61%	—	—%	29	1.47%	—	0.01%	32	1.46%
Total investor real estate	30	0.54%	2	0.03%	36	0.60%	17	0.28%	43	0.66%
Residential first mortgage—non-guaranteed (1)	89	0.66%	135	0.99%	111	0.82%	105	0.77%	108	0.82%
Home equity	84	0.85%	80	0.79%	89	0.87%	76	0.73%	72	0.68%
Indirect—vehicles	49	1.47%	61	1.84%	58	1.66%	54	1.47%	51	1.33%
Indirect—other consumer	13	0.78%	14	0.96%	13	0.98%	9	0.78%	6	0.62%
Consumer credit card	17	1.33%	18	1.40%	18	1.50%	14	1.20%	15	1.27%
Other consumer	15	1.32%	17	1.41%	16	1.43%	14	1.21%	13	1.16%
Total consumer (1)	267	0.87%	325	1.05%	305	0.99%	272	0.87%	265	0.86%
Total accruing 30-89 days past due loans (1)	$395	0.50%	$388	0.49%	$407	0.52%	$344	0.43%	$352	0.44%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
Commercial and industrial	$5	0.01%	$4	0.01%	$5	0.01%	$4	0.01%	$5	0.01%
Commercial real estate mortgage—owner-occupied	1	0.01%	1	0.02%	4	0.06%	2	0.03%	5	0.08%
Total commercial	6	0.01%	5	0.01%	9	0.02%	6	0.01%	10	0.02%
Commercial investor real estate mortgage	—	—%	1	0.02%	—	—%	—	—%	—	—%
Total investor real estate	—	—%	1	0.02%	—	0.01%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	69	0.52%	92	0.67%	80	0.60%	84	0.61%	95	0.72%
Home equity	33	0.33%	37	0.36%	33	0.32%	30	0.28%	32	0.30%
Indirect—vehicles	8	0.25%	9	0.27%	9	0.27%	8	0.22%	8	0.21%
Consumer credit card	17	1.40%	19	1.45%	16	1.29%	15	1.25%	15	1.30%
Other consumer	5	0.40%	4	0.35%	4	0.31%	3	0.30%	4	0.41%
Total consumer (2)	132	0.43%	161	0.52%	142	0.46%	140	0.45%	154	0.50%
Total accruing 90+ days past due loans (2)	$138	0.17%	$167	0.21%	$151	0.19%	$146	0.18%	$164	0.21%

Total delinquencies (1) (2)	$533	0.67%	$555	0.70%	$558	0.71%	$490	0.61%	$516	0.65%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $31 million at 3/31/2018, $45 million at 12/31/2017, $38 million at 9/30/2017, $33 million at 6/30/2017, and $29 million at 3/31/2017.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $127 million at 3/31/2018, $124 million at 12/31/2017, $94 million at 9/30/2017, $85 million at 6/30/2017, and $100 million at 3/31/2017.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Current:
Commercial	$197	$215	$252	$348	$250
Investor real estate	54	90	75	96	68
Residential first mortgage	131	318	332	342	334
Home equity	221	233	245	257	266
Consumer credit card	1	1	1	1	2
Other consumer	7	8	8	9	10
Total current	611	865	913	1,053	930
Accruing 30-89 DPD:
Commercial	36	17	10	18	3
Investor real estate	29	—	29	12	41
Residential first mortgage	31	50	49	46	51
Home equity	13	12	12	11	11
Other consumer	1	1	1	1	—
Total accruing 30-89 DPD	110	80	101	88	106
Total accruing and <90 DPD	721	945	1,014	1,141	1,036
Non-accrual or 90+ DPD:
Commercial	194	115	238	227	238
Investor real estate	10	1	1	2	4
Residential first mortgage	57	69	64	66	71
Home equity	14	14	15	14	15
Total non-accrual or 90+DPD	275	199	318	309	328
Total TDRs - Loans	$996	$1,144	$1,332	$1,450	$1,364
TDRs - Held For Sale	7	13	1	3	7
Total TDRs	$1,003	$1,157	$1,333	$1,453	$1,371

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Total commercial TDRs	$427	$347	$500	$593	$491
Total investor real estate TDRs	93	91	105	110	113
Total consumer TDRs	476	706	727	747	760
Total TDRs - Loans	$996	$1,144	$1,332	$1,450	$1,364

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Assets:
Cash and due from banks	$1,766	$2,012	$1,829	$1,873	$1,736
Interest-bearing deposits in other banks	1,419	1,899	1,932	2,258	2,638
Federal funds sold and securities purchased under agreements to resell	—	70	—	—	—
Debt securities held to maturity	1,611	1,658	1,703	1,754	1,777
Debt securities available for sale	23,085	23,403	23,461	23,410	23,318
Loans held for sale	452	348	388	573	512
Loans, net of unearned income	79,822	79,947	79,356	80,127	79,869
Allowance for loan losses	(840)	(934)	(1,041)	(1,041)	(1,061)
Net loans	78,982	79,013	78,315	79,086	78,808
Other earning assets	1,640	1,891	1,812	1,913	1,891
Premises and equipment, net	2,065	2,064	2,057	2,060	2,088
Interest receivable	328	337	319	313	308
Goodwill	4,904	4,904	4,904	4,904	4,904
Residential mortgage servicing rights at fair value (MSRs)	356	336	335	346	326
Other identifiable intangible assets	167	177	187	198	209
Other assets	6,138	6,182	6,029	5,955	6,030
Total assets	$122,913	$124,294	$123,271	$124,643	$124,545
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$36,935	$36,127	$37,293	$37,119	$37,022
Interest-bearing	60,055	60,762	60,298	60,974	62,402
Total deposits	96,990	96,889	97,591	98,093	99,424
Borrowed funds:
Short-term borrowings:
Other short-term borrowings	—	500	600	600	—
Total short-term borrowings	—	500	600	600	—
Long-term borrowings	7,949	8,132	6,102	6,765	6,010
Total borrowed funds	7,949	8,632	6,702	7,365	6,010
Other liabilities	2,108	2,581	2,354	2,292	2,389
Total liabilities	107,047	108,102	106,647	107,750	107,823
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	820	820	820
Common stock	12	12	12	12	12
Additional paid-in capital	15,639	15,858	16,344	16,828	16,959
Retained earnings	1,923	1,628	1,279	1,089	873
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(1,151)	(749)	(454)	(479)	(565)
Total stockholders’ equity	15,866	16,192	16,624	16,893	16,722
Total liabilities and stockholders’ equity	$122,913	$124,294	$123,271	$124,643	$124,545
_________
Note - In the first quarter of 2018,the Company adopted new accounting guidance which resulted in trading account assets and equity securities available for sale being reclassified to other earning assets. All prior period amounts have been revised.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

End of Period Loans

	As of
						3/31/2018		3/31/2018
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	vs. 12/31/2017		vs. 3/31/2017
Commercial and industrial	$36,787	$36,115	$35,443	$35,656	$35,227	$672	1.9%	$1,560	4.4%
Commercial real estate mortgage—owner-occupied	6,044	6,193	6,284	6,445	6,658	(149)	(2.4)%	(614)	(9.2)%
Commercial real estate construction—owner-occupied	306	332	335	388	357	(26)	(7.8)%	(51)	(14.3)%
Total commercial	43,137	42,640	42,062	42,489	42,242	497	1.2%	895	2.1%
Commercial investor real estate mortgage	3,742	4,062	3,999	4,126	4,277	(320)	(7.9)%	(535)	(12.5)%
Commercial investor real estate construction	1,845	1,772	1,936	2,163	2,205	73	4.1%	(360)	(16.3)%
Total investor real estate	5,587	5,834	5,935	6,289	6,482	(247)	(4.2)%	(895)	(13.8)%
Total business	48,724	48,474	47,997	48,778	48,724	250	0.5%	—	—%
Residential first mortgage (1)	13,892	14,061	13,903	13,765	13,565	(169)	(1.2)%	327	2.4%
Home equity—lines of credit (2)	6,355	6,571	6,693	6,848	7,016	(216)	(3.3)%	(661)	(9.4)%
Home equity—closed-end (3)	3,561	3,593	3,583	3,571	3,517	(32)	(0.9)%	44	1.3%
Indirect—vehicles	2,326	2,184	2,176	2,147	2,108	142	6.5%	218	10.3%
Indirect—vehicles third-party	984	1,142	1,313	1,506	1,720	(158)	(13.8)%	(736)	(42.8)%
Indirect—other consumer	1,611	1,467	1,318	1,188	957	144	9.8%	654	68.3%
Consumer credit card	1,237	1,290	1,214	1,183	1,151	(53)	(4.1)%	86	7.5%
Other consumer	1,132	1,165	1,159	1,141	1,111	(33)	(2.8)%	21	1.9%
Total consumer	31,098	31,473	31,359	31,349	31,145	(375)	(1.2)%	(47)	(0.2)%
Total Loans	$79,822	$79,947	$79,356	$80,127	$79,869	$(125)	(0.2)%	$(47)	(0.1)%
_______

(1)
Regions sold $254 million of residential first mortgage loans during the first quarter of 2018. The loans sold consisted primarily of performing troubled debt restructured loans, as well as certain non-restructured interest-only loans.

(2)	The balance of Regions' home equity lines of credit consists of $3,281 million of first lien and $3,074 million of second lien at 3/31/2018.

(3)	The balance of Regions' closed-end home equity loans consists of $3,247 million of first lien and $314 million of second lien at 3/31/2018.

	As of
End of Period Loans by Percentage	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Commercial and industrial	46.1%	45.2%	44.7%	44.5%	44.1%
Commercial real estate mortgage—owner-occupied	7.6%	7.7%	7.9%	8.0%	8.3%
Commercial real estate construction—owner-occupied	0.4%	0.4%	0.4%	0.5%	0.4%
Total commercial	54.1%	53.3%	53.0%	53.0%	52.8%
Commercial investor real estate mortgage	4.7%	5.1%	5.0%	5.1%	5.4%
Commercial investor real estate construction	2.3%	2.2%	2.5%	2.7%	2.8%
Total investor real estate	7.0%	7.3%	7.5%	7.8%	8.2%
Total business	61.1%	60.6%	60.5%	60.8%	61.0%
Residential first mortgage	17.4%	17.6%	17.5%	17.2%	17.0%
Home equity—lines of credit	8.0%	8.2%	8.4%	8.5%	8.8%
Home equity—closed-end	4.5%	4.5%	4.5%	4.5%	4.4%
Indirect—vehicles	2.9%	2.7%	2.7%	2.7%	2.6%
Indirect—vehicles third-party	1.2%	1.4%	1.7%	1.9%	2.2%
Indirect—other consumer	2.0%	1.9%	1.7%	1.5%	1.2%
Consumer credit card	1.5%	1.6%	1.5%	1.5%	1.4%
Other consumer	1.4%	1.5%	1.5%	1.4%	1.4%
Total consumer	38.9%	39.4%	39.5%	39.2%	39.0%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q18	4Q17	3Q17	2Q17	1Q17	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Commercial and industrial	$36,464	$35,689	$35,438	$35,596	$35,330	$775	2.2%	$1,134	3.2%
Commercial real estate mortgage—owner-occupied	6,117	6,208	6,413	6,562	6,793	(91)	(1.5)%	(676)	(10.0)%
Commercial real estate construction—owner-occupied	318	335	332	365	346	(17)	(5.1)%	(28)	(8.1)%
Total commercial	42,899	42,232	42,183	42,523	42,469	667	1.6%	430	1.0%
Commercial investor real estate mortgage	3,883	3,986	4,065	4,235	4,229	(103)	(2.6)%	(346)	(8.2)%
Commercial investor real estate construction	1,837	1,938	2,010	2,205	2,246	(101)	(5.2)%	(409)	(18.2)%
Total investor real estate	5,720	5,924	6,075	6,440	6,475	(204)	(3.4)%	(755)	(11.7)%
Total business	48,619	48,156	48,258	48,963	48,944	463	1.0%	(325)	(0.7)%
Residential first mortgage	13,977	13,954	13,808	13,637	13,469	23	0.2%	508	3.8%
Home equity—lines of credit	6,465	6,625	6,763	6,941	7,124	(160)	(2.4)%	(659)	(9.3)%
Home equity—closed-end	3,576	3,581	3,578	3,534	3,482	(5)	(0.1)%	94	2.7%
Indirect—vehicles	2,248	2,177	2,156	2,131	2,108	71	3.3%	140	6.6%
Indirect—vehicles third-party	1,061	1,223	1,406	1,611	1,835	(162)	(13.2)%	(774)	(42.2)%
Indirect—other consumer	1,531	1,400	1,258	1,001	937	131	9.4%	594	63.4%
Consumer credit card	1,257	1,238	1,200	1,164	1,166	19	1.5%	91	7.8%
Other consumer	1,157	1,169	1,158	1,128	1,113	(12)	(1.0)%	44	4.0%
Total consumer	31,272	31,367	31,327	31,147	31,234	(95)	(0.3)%	38	0.1%
Total loans	$79,891	$79,523	$79,585	$80,110	$80,178	$368	0.5%	$(287)	(0.4)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of the first quarter 2018 residential first mortgage loan sale and the indirect vehicles third-party exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
($ amounts in millions)	1Q18	4Q17	3Q17	2Q17	1Q17	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Total consumer loans	$31,272	$31,367	$31,327	$31,147	$31,234	$(95)	(0.3)%	$38	0.1%
Less: Balances of residential first mortgage loans sold(1)	164	254	254	254	254	(90)	(35.4)%	(90)	(35.4)%
Less: Indirect—vehicles third-party	1,061	1,223	1,406	1,611	1,835	(162)	(13.2)%	(774)	(42.2)%
Adjusted total consumer loans (non-GAAP)	$30,047	$29,890	$29,667	$29,282	$29,145	$157	0.5%	$902	3.1%
Total Loans	$79,891	$79,523	$79,585	$80,110	$80,178	368	0.5%	(287)	(0.4)%
Less: Balances of residential first mortgage loans sold(1)	164	254	254	254	254	(90)	(35.4)%	(90)	(35.4)%
Less: Indirect—vehicles third-party	1,061	1,223	1,406	1,611	1,835	(162)	(13.2)%	(774)	(42.2)%
Adjusted total loans (non-GAAP)	$78,666	$78,046	$77,925	$78,245	$78,089	$620	0.8%	$577	0.7%
________
(1) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018, and are equal to the ending balance of the residential first mortgage loans sold for the prior periods.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

End of Period Deposits

	As of
						3/31/2018		3/31/2018
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	vs. 12/31/2017		vs. 3/31/2017
Customer Deposits
Interest-free deposits	$36,935	$36,127	$37,293	$37,119	$37,022	$808	2.2%	$(87)	(0.2)%
Interest-bearing checking	19,916	20,161	18,976	19,233	19,668	(245)	(1.2)%	248	1.3%
Savings	8,983	8,413	8,364	8,346	8,367	570	6.8%	616	7.4%
Money market—domestic	24,478	25,306	25,886	26,384	27,207	(828)	(3.3)%	(2,729)	(10.0)%
Money market—foreign	18	23	36	71	96	(5)	(21.7)%	(78)	(81.3)%
Low-cost deposits	90,330	90,030	90,555	91,153	92,360	300	0.3%	(2,030)	(2.2)%
Time deposits	6,660	6,859	7,036	6,940	7,064	(199)	(2.9)%	(404)	(5.7)%
Total Deposits	96,990	96,889	97,591	98,093	99,424	101	0.1%	(2,434)	(2.4)%

	As of
						3/31/2018		3/31/2018
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	vs. 12/31/2017		vs. 3/31/2017
Consumer Bank Segment	$59,266	$57,475	$57,592	$57,761	$58,083	$1,791	3.1%	$1,183	2.0%
Corporate Bank Segment	27,569	28,023	27,217	27,715	27,836	(454)	(1.6)%	(267)	(1.0)%
Wealth Management Segment	8,702	9,162	9,826	9,568	10,169	(460)	(5.0)%	(1,467)	(14.4)%
Other (1)	1,453	2,229	2,956	3,049	3,336	(776)	(34.8)%	(1,883)	(56.4)%
Total Deposits	$96,990	$96,889	$97,591	$98,093	$99,424	$101	0.1%	$(2,434)	(2.4)%

	As of
						3/31/2018		3/31/2018
($ amounts in millions)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	vs. 12/31/2017		vs. 3/31/2017
Wealth Management - Private Wealth	$7,581	$7,953	$7,671	$7,766	$7,942	$(372)	(4.7)%	$(361)	(4.5)%
Wealth Management - Institutional Services	1,121	1,209	2,155	1,802	2,227	(88)	(7.3)%	(1,106)	(49.7)%
Total Wealth Management Segment Deposits	$8,702	$9,162	$9,826	$9,568	$10,169	$(460)	(5.0)%	$(1,467)	(14.4)%

					As of
End of Period Deposits by Percentage					3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Customer Deposits
Interest-free deposits					38.1%	37.3%	38.2%	37.8%	37.2%
Interest-bearing checking					20.5%	20.8%	19.4%	19.6%	19.8%
Savings					9.3%	8.7%	8.6%	8.5%	8.4%
Money market—domestic					25.2%	26.1%	26.5%	26.9%	27.4%
Money market—foreign					—%	—%	0.1%	0.1%	0.1%
Low-cost deposits					93.1%	92.9%	92.8%	92.9%	92.9%
Time deposits					6.9%	7.1%	7.2%	7.1%	7.1%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Consists primarily of brokered deposits.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q18	4Q17	3Q17	2Q17	1Q17	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Customer Deposits
Interest-free deposits	$35,464	$36,742	$36,522	$36,141	$35,628	$(1,278)	(3.5)%	$(164)	(0.5)%
Interest-bearing checking	19,935	19,261	18,741	19,272	19,915	674	3.5%	20	0.1%
Savings	8,615	8,378	8,346	8,359	8,050	237	2.8%	565	7.0%
Money market—domestic	24,580	25,716	26,265	26,630	27,083	(1,136)	(4.4)%	(2,503)	(9.2)%
Money market—foreign	21	28	60	82	143	(7)	(25.0)%	(122)	(85.3)%
Low-cost deposits	88,615	90,125	89,934	90,484	90,819	(1,510)	(1.7)%	(2,204)	(2.4)%
Time deposits	6,787	6,935	6,929	7,005	7,099	(148)	(2.1)%	(312)	(4.4)%
Total Customer Deposits	95,402	97,060	96,863	97,489	97,918	(1,658)	(1.7)%	(2,516)	(2.6)%
Corporate treasury deposits	26	—	—	—	49	26	NM	(23)	(46.9)%
Total Deposits	$95,428	$97,060	$96,863	$97,489	$97,967	$(1,632)	(1.7)%	$(2,539)	(2.6)%

	Average Balances
($ amounts in millions)	1Q18	4Q17	3Q17	2Q17	1Q17	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Consumer Bank Segment	$57,146	$56,921	$56,980	$57,133	$56,243	$225	0.4%	$903	1.6%
Corporate Bank Segment	27,672	28,362	27,607	27,584	28,165	(690)	(2.4)%	(493)	(1.8)%
Wealth Management Segment	8,942	9,163	9,269	9,545	10,041	(221)	(2.4)%	(1,099)	(10.9)%
Other (1)	1,668	2,614	3,007	3,227	3,518	(946)	(36.2)%	(1,850)	(52.6)%
Total Deposits	$95,428	$97,060	$96,863	$97,489	$97,967	$(1,632)	(1.7)%	$(2,539)	(2.6)%

	Average Balances
($ amounts in millions)	1Q18	4Q17	3Q17	2Q17	1Q17	1Q18 vs. 4Q17		1Q18 vs. 1Q17
Wealth Management - Private Wealth	$7,765	$7,798	$7,750	$7,839	$7,957	$(33)	(0.4)%	$(192)	(2.4)%
Wealth Management - Institutional Services	1,177	1,365	1,519	1,706	2,084	(188)	(13.8)%	(907)	(43.5)%
Total Wealth Management Segment Deposits	$8,942	$9,163	$9,269	$9,545	$10,041	$(221)	(2.4)%	$(1,099)	(10.9)%

(1)	Consists primarily of brokered deposits.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$15,866	$16,192	$16,624	$16,893	$16,722
Less:
Preferred stock (GAAP)		820	820	820	820	820
Intangible assets (GAAP)		5,071	5,081	5,091	5,102	5,113
Deferred tax liability related to intangibles (GAAP)		(99)	(99)	(154)	(156)	(156)
Tangible common stockholders’ equity (non-GAAP)	A	$10,074	$10,390	$10,867	$11,127	$10,945
Total assets (GAAP)		$122,913	$124,294	$123,271	$124,643	$124,545
Less:
Intangible assets (GAAP)		5,071	5,081	5,091	5,102	5,113
Deferred tax liability related to intangibles (GAAP)		(99)	(99)	(154)	(155)	(156)
Tangible assets (non-GAAP)	B	$117,941	$119,312	$118,334	$119,696	$119,588
Shares outstanding—end of quarter	C	1,123	1,134	1,165	1,199	1,205
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	8.54%	8.71%	9.18%	9.30%	9.15%
Tangible common book value per share (non-GAAP)	A/C	$8.98	$9.16	$9.33	$9.28	$9.08

		As of and for Quarter Ended
($ amounts in millions)		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$15,866	$16,192	$16,624	$16,893	$16,722
Non-qualifying goodwill and intangibles		(4,961)	(4,972)	(4,922)	(4,932)	(4,943)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		1,121	712	411	432	510
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,206	$11,112	$11,293	$11,573	$11,469
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$101,521	$101,498	$100,857	$101,894	$102,199
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.0%	11.0%	11.2%	11.4%	11.2%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, increased in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.

•
The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•
Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.

•
Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

•
Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The risks and uncertainties related to our acquisition or divestiture of businesses.

•	The success of our marketing efforts in attracting and retaining customers.

•
Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2018 Earnings Release

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.

•	Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms.

•	The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•
Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•
Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.

•	Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the SEC.

•	Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.